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  CLASS A                                                             CLASS A
COMMON STOCK         [ENTERCOM COMMUNICATIONS CORP. GRAPHIC]        COMMON STOCK
   NUMBER                                                              SHARES


THIS CERTIFICATE                                               CUSIP 293639 10 0
TRANSFERABLE IN
CHARLOTTE, NORTH CAROLINA                    SEE REVERSE FOR CERTAIN DEFINITIONS
OR NEW YORK, NEW YORK

                         ENTERCOM COMMUNICATIONS CORP.
        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

THIS CERTIFIES THAT



IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK PAR VALUE OF $0.01
                                 PER SHARE, OF

                ---------ENTERCOM COMMUNICATIONS CORP.---------

transferable on the books of the Corporation in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Corporation's Certificate of Incorporation and any amendments thereof, copies of which are on file with the Transfer Agent, to all the provisions of which the holder hereof by acceptance of this certificate assents.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

          /s/ John C. Donlevie                    /s/ Joseph M. Field
               SECRETARY                               CHIEF EXECUTIVE OFFICER

                            [ENTERCOM COMMUNICATIONS
                             CORP. CORPORATE SEAL]

COUNTERSIGNED AND REGISTERED:

                            FIRST UNION NATIONAL BANK
                          (Charlotte, North Carolina)
                                                      TRANSFER AGENT
                                                       AND REGISTRAR
BY

                                                  AUTHORIZED SIGNATURE
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                         ENTERCOM COMMUNICATIONS CORP.

     The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, limitations and relative, participating, optional or other special rights of the shares of each class authorized to be issued, the qualifications, limitations and restrictions of such preferences and rights, the variations in the relative rights and preferences between shares of any series of any authorized preferred class so far as they have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of any such preferred class.

     RESTRICTIONS ON TRANSFER AND VOTING: The Certificate of Incorporation of the Corporation provides that, to the extent prohibited by law, (i) the Corporation shall not issue in excess of 25% of its capital stock outstanding at any time to or for the account of any Alien or Aliens; (ii) the Corporation shall not permit the transfer on its books of any of its capital stock to or for the account of any Alien if, after giving effect to such transfer, the capital stock held by or for the account of any Alien or Aliens would exceed 25% of the Corporation's capital stock outstanding at any time; and (iii) no Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (A) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (B) the total voting power of all the shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time. The term "Alien" means any person who is a citizen of a country other than the United States; any entity organized under the laws of a government other than the government of the United States or any state, territory or possession thereof; a government other than the government of the United States, or any state, territory or possession thereof; or a representative of, or an individual or entity controlled by, any of the foregoing. The Company's Board of Directors is authorized to take such action, including requiring redemption of shares of Common Stock, to ensure the Company's compliance with the Alien ownership restrictions in effect from time to time.

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM- as tenants in common
     TEN ENT- as tenants by the entireties
      JT TEN- as joint tenants with right
              of survivorship and not as
              tenants in common

UNIF GIFT MIN ACT -                       Custodian
                    ---------------------           -----------------------
                          (Cust)                           (Minor)

                         Under Uniform Gifts to Minors
                         Act
                             ----------------------------------------------
                                                (State)

    Additional abbreviations may also be used though not in the above list.

For value received,                       hereby sell, assign and transfer unto
                    ---------------------
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
[                                     ]
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             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


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                                                                         Shares
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of the Common Stock represented by the within Certificate, and do hereby
irrevocably constitute and appoint                                 Attorney, to
                                   -------------------------------
transfer the said shares on the books of the within named corporation with full power of substitution.

Dated,
       -----------------------

                                        X
                                        ---------------------------------------
                                        X
                                        ---------------------------------------
                                        NOTICE: THE SIGNATURE(S) TO THIS
                                        ASSIGNMENT MUST CORRESPOND WITH THE
                                        NAME(S) AS WRITTEN UPON THE FACE OF THE
                                        CERTIFICATE, IN EVERY PARTICULAR,
                                        WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                        CHANGE WHATSOEVER.


SIGNATURE(S) GUARANTEED:
                         ------------------------------------------------------
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.